AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           BENTLEY PHARMACEUTICALS, INC.

                              ADOPTED MARCH 24, 1998


                       ARTICLE I. MEETINGS OF StockholderS

Section 1. Annual Meeting. The annual meeting of the Stockholders of the Corporation for the election of Directors and the transaction of such other business as may be properly come before the meeting shall be held the second Friday in June of each year, at 10:00 A.M. at a place to be determined by the President or the Board of Directors. If the annual meeting is not held, by oversight or otherwise, a special meeting shall be held as soon as practical, and any business transacted or election held at that meeting shall be as valid as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the Stockholders for any purpose shall be held when called by the President or the Board of Directors or when requested in writing by the holder or holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by Stockholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the Stockholders requesting the meeting designate a later date. The Secretary shall issue the call for the meeting, unless the President, the Board of Directors, or the Stockholders requesting the meeting designate another person to do so. The Stockholders at a special meeting may transact only business that is related to the purposes stated in the notice of the meeting.

Section 3. Place. Meetings of Stockholders may be held within or without the State of Florida and any Stockholder may waive notice thereof either before or after the meeting.


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Section 4. Notice. A written notice of each meeting of Stockholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date set for the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the Officer or other persons calling the meeting. If mailed, the notice is effective when it is deposited in the United States mail, postage prepaid, addressed to the Stockholder at his address as it appears on the records of the
Corporation.   This  notice  shall  be  sufficient  for  that  meeting  and  any adjournment of the meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if after the adjournment, the Board does not fix a new record date for the adjourned meeting. If any Stockholder transfers any of his stock after notice is given, it shall not be necessary to notify the transferee. Part (A) all items to be placed on the agenda for vote at an annual stockholders meeting including any director or slate of directors, must be submitted to the company in writing 75 days prior to the day of the meeting to allow the company time to have the item included in the proxy statement mailed to all the stockholders with the notice of said meeting and further, in the case of a nomination of a director or a slate of directors the submission of the required qualifications and background information and acceptance of the nomination in writing of said nominees.

Section 5. Waivers of Notice. Whenever any notice is required to be given to any Stockholder of the Corporation under these Bylaws, the Articles of Incorporation, or the Florida General Corporation Act, a written waiver of notice signed at any time by the person entitled to that notice shall be equivalent to giving that notice. Attendance by a Stockholder entitled to vote at a meeting,


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in person or by proxy,  constitutes  a waiver of notice of the  meeting,  except when a Stockholder attends a meeting for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Stockholders entitled to payment of any dividend or to receive notice of or to vote at any meeting of Stockholders or any adjournment of any meeting or in order to make a determination of Stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a period not to exceed sixty days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, they shall be closed at least ten days immediately preceding that meeting. Instead of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of shareholders but that date shall never be more than sixty days nor, in case of a meeting of Stockholders, less than ten days prior to the date on which the action requiring the determination of Stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders, the date on which either notice of the meeting is mailed or the resolution of the Board of Directors declaring a dividend or authorizing the action that requires a determination of Stockholders is adopted shall be the record date for the determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Voting Record. At least ten days before each meeting of Stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete


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list of the  Stockholders  entitled to vote at that meeting or at adjournment of the meeting, stating each Stockholder's address and the number, class, and series of the shares that he holds. This list shall be kept on file fourteen days before the meeting at the Corporation's registered office or principal place of business or at the office of its transfer agent or registrar, and any Stockholder may inspect the list anytime during usual business hours. The list also shall be produced and kept open at the time and place of the meeting, and any Stockholder may inspect it anytime during the meeting. If the requirements of this section have not been substantially complied with, the meeting shall be adjourned upon the demand of any Stockholder, in person or by proxy, until the requirements are complied with. If no demand is made, failure to comply with the requirements of this section does not affect the validity of .any action taken at the meeting.

Section 8. Stockholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy constitutes a quorum at the meeting of Stockholders. When an item of business must be voted on by a class or series of stock, a majority of the shares of that class or series constitutes a quorum for the transaction of that business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is the act of the Stockholders unless otherwise provided by law or by Article 8 of the Articles of Incorporation. After a quorum has been established at a Stockholders' meeting, a withdrawal of Stockholders that reduces the number of Stockholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of any action taken at or adjournment of the meeting.

Section 9. Voting of Shares. Every Stockholder entitled to vote at a meeting of Stockholders is entitled, upon each proposal presented to the meeting, to one vote for each share of voting stock


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recorded in his name on the books of the Corporation on the record date fixed as provided in Article I, Section 6 of these Bylaws. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or his duly
authorized   attorney-in-fact.   Treasury  shares,   shares  of  stock  of  this
Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares.

The Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of a corporate Stockholder, in that order, are presumed to possess authority to vote shares standing in the name of the corporate Stockholder in the absence of a bylaw or other instrument of the corporate Stockholder designating some other officer, agent, or proxy to vote the shares. Proof of that designation shall be made by presentation of a certified copy of the bylaws or other instrument of the corporate Stockholder. Shares held by a personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of those shares into his name. A trustee may vote, either in person or by proxy, shares standing in his name, but no trustee may vote any shares that are not, transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control without a transfer of those shares into his name. A Stockholder whose shares are pledged may vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the .shares transferred, unless the instrument creating the pledge provides otherwise.

Section 10. Proxies. A Stockholder entitled to vote at a meeting of the Stockholders or to express


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consent  or  dissent  without  a  meeting  or a  Stockholder's  duly  authorized attorney-in-fact may authorize one or more persons to act for him by proxy. To be effective, a proxy must be signed by the Stockholder or his attorney-in-fact. A proxy granting authority to vote shares that are registered in the names of multiple owners is effective only if each record owner signs it. A proxy is not valid after eleven months from its date unless it provides otherwise. A proxy is revocable at the pleasure of the Stockholder executing it, except as otherwise provided by law. A proxy holder's authority to act is not revoked by the incompetence or death of the Stockholder who executed the proxy unless, before the authority is exercised, the Corporate Officer responsible for maintaining the list of Stockholders receives written notice of an adjudication of incompetence or death. If a proxy for the same shares confers authority on two or more, persons and does not otherwise indicate how the shares should be voted, a majority of those proxies who are present at the meeting (or a single proxy holder if only one is present) may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the manner of voting in any case, the voting of the shares subject to the proxy shall be prorated. If a proxy expressly provides, the proxy holder may appoint in writing a substitute to act in his place.

Section 11. Action by Stockholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at an annual or special meeting of Stockholders of the Corporation or any action that may be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the matter were present and voted. All


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Stockholders need not sign the same document. If any class of shares is entitled to vote as a class, written consent required is of both (a) the holders of a majority of the shares of each class of shares entitled to vote as a class, and
(b) the total shares entitled to vote on the matter. Within ten days after the Stockholders authorize an action by written consent, written notice shall be given to the Stockholders who did not consent. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under the Florida General Corporation Act, the notice shall contain a clear statement of the right of the dissenting Stockholders to be paid the fair value of their shares upon compliance with the other provisions of the Act concerning the rights of dissenting Stockholders.

Section 12. Voting Trusts. Any number of Stockholders of this Corporation may create a voting trust in the manner provided by law for the, purpose of conferring upon the trustee or trustees the right to vote or otherwise represent their shares. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates are deposited with the Corporation as provided by law, those documents shall be subject to the same right of examination by a Stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and the counterpart and the copy of the records shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney at any reasonable time for any proper purpose.

Section 13. Stockholders Agreement. Two or more Stockholders of this Corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation, in the manner and to the extent provided


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by law. The agreement shall not impair the right of this  Corporation to treat a
Stockholder of record as entitled to vote the shares as standing in his name.

                              ARTICLE II. DIRECTORS

Section 1. Function. The business of this Corporation shall be managed and its corporate powers exercised by the Board of Directors.

Section 2. Number. The number of members of the Corporation's Board of Directors shall not be less than one nor more than thirteen. All the Directors shall be of full age and at least one shall be a citizen of the United States. The presence of a majority of all Directors shall be necessary at any meeting to constitute a quorum for the transaction of business. Meetings of the Directors may be held within or without the state of Florida. With the exception of the President of this corporation, Directors and officers need not be stockholders of the corporation.

Section 3. Qualification. Each Director need not be a resident of Florida.

Section 4. Election and Term. There shall be three classes of Directors known as Class 1, Class 2 and Class 3 respectively with each class having as equal a number of Directors as possible. The names and post office addresses of the Directors until the first annual meeting after adoption of this amendment and the class to which each shall belong are as follows:

    Class 1 December 1987

        Name                               Post Office Address
        ----                               -------------------
        Ranald Stewart, Jr.                1501 Sheridan Forest
                                           Tampa, Florida 33609

        Walter L. Benson                   2024 Belleair Road
                                           Clearwater, Florida 33546

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

        F. Stuart Clemmons                 1924 Michigan Avenue N.E.
                                           St. Petersburg, Florida 33703


     Class 2 December 1988

        Name                               Post Office Address
        ----                               -------------------

        P. Calvin Maybury                  4102 Cypress Bayou Drive
                                           Tampa, Florida 33624

        Kenneth P. Parvin                  3559 Manatee Drive S.E.
                                           St. Petersburg, Florida 33705

        Eldon Post                         6604 11th Avenue West
                                           Bradenton, Florida 33505

        Edmund G. Vimond, Jr.              18 Timothy Lane
                                           Bedminster, New Jersey 07921


     Class 3 December 1989

        Name                               Post Office Address
        ----                               -------------------

        Harold W. Huber                    1700 West Bay Drive
                                           Largo, Florida 33540

        James C. Vesey                     8800 Bardmoor Boulevard, 27W
                                           Seminole, Florida 33543

        John A. Macleod                    2858 Sandpiper Place
                                           Clearwater, Florida 33520

        Arnold J. Winograd                 1053 Indian Trail
                                           Destin, Florida 32541

The term of office of the Class 1 Directors above named shall expire at the first annual meeting after adoption of this amendment; the term of the Class 2 directors shall expire at the second annual meeting after adoption of this amendment and the term of the Class 3 directors shall expire at the third annual meeting after adoption of this amendment. Upon expiration of the terms of office of the


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Directors  classified  above,  their successors shall be elected for the term of three years each, so that approximately one-third of the number of directors of the Corporation shall be elected annually.

           (a) The Stockholders may by affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the corporation fill any vacancy in the office of the Director created by death or resignation.

           (b) No person, other than a Director retiring at the meeting or a person recommended by the Directors for election,, shall be eligible for election to the office of Director at any general meeting unless not less than seventy-five days before the day appointed for the meeting there shall have been left at the office of the corporation notice in writing signed by a Stockholder duly qualified to attend and vote at such meeting, of his intention to propose such a person for election, and also notice in writing signed by that person of his willingness to be elected.

           (c) If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director be not filled, such retiring Director shall (unless a resolution for his re-election shall have been put to the meeting and lost) continue in office until the annual general meeting in the next year, and so on from time to time until his place has been filled.

           (d) A Director may only be removed for cause at a meeting of the Stockholders held for such purposes, by the affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the corporation on such removal, provided that such Director prior to his removal shall have received a copy of the charges against him, delivered to him personally or being mailed to the address appearing upon the records of the corporation at least 10 days prior to such meeting and be given an opportunity to be heard on such charges at such meeting.



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Each  director  shall hold office for the term for which he is elected and until his successor has been elected and qualified or until his earlier death, resignation, or removal from office.

Section 5. Compensation. The Board of Directors has authority to fix the compensation of the Directors as Directors and as officers.

Section 6. Duties of Directors. A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as I an ordinarily prudent person in a similar position would use under similar circumstances. In performing his duties, a Director may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by the following:

           (a) one or more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

           (b) counsel, public accountants, or other persons as to matters that the Director reasonably believes to be within that person's professional or expert competence; or

           (c) a committee of the Board upon which he does not serve and which he reasonably believes to merit confidence, as to matters within the authority designated to it by the Articles of Incorporation or the Bylaws.

A Director shall not be considered as acting in good faith if he has knowledge concerning the matter in question that would cause the reliance described above to be unwarranted. A person who performs his duties in compliance with this section shall have no liability because of his being or having been a Director of the Corporation.

Section 7. Presumption of Assent. A Director of the Corporation who is present at a meeting of


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the  Board of  Directors  at which  action on any  corporate  matter is taken is presumed to have assented to the action unless he votes against it or expressly abstains from voting on it. The Secretary of the meeting shall record each abstention or negative vote in the minutes of the meeting.

Section 8. Vacancies. Vacancies shall be filled by the Stockholders, in accordance with Article 6 Part (C) of the Articles of incorporation and Article II Section 4 (A) of these By-Laws.

Section 9. Quorum and Voting. A majority of the full Board of Directors constitutes a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

           (a) approve or recommend to Stockholders actions or proposal required by law to be approved by Stockholders,

           (b) designate candidates for the office of Director, for the purposes of proxy solicitation or otherwise,

           (c) fill vacancies on the Board of Directors or any committee of the Board,

           (d) amend the Bylaws,

           (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

           (f) authorize or approve the issuance or sale of shares or any contract to issue or sell


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shares or designate  the terms of a series or class of shares,  except as may be provided by the Florida General Corporation Act. The Board of Directors, by resolution adopted according to this section, may designate one or more Directors as alternate members of any committee, who may act in the place of any absent member at any meeting of that committee.

Section 11. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or outside the State of Florida.

Section 12. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than this resolution.

Section 13. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. All meetings, whether regular or special, shall be held at 9:00 A.M. unless in the case of special meetings the notice states a different time.

Section 14. Notice of Meetings. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery or first-class United States mail, telegram, or cablegram at least two days before the meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice before, during, or after the meeting. Attendance of a Director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the time and place of the meeting, and the manner in which it was called or convened, except when the Director attends the meeting solely


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



to object, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of that meeting. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Section 15. Method of Meeting. Members of the Board of Directors may participate in the meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

Section 16. Action Without a Meeting. Any action required to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors or a committee of the Directors, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by all the Directors or committee members, is filed in the minutes of the proceedings of the Boa rd or the committee. All Directors need not sign the same document. A unanimous, written consent has the same effect as a unanimous vote.

Section 17. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of that relationship or interest or because the Director or Directors


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



are present at the meeting of the Board of Directors or a committee that authorizes, approves or ratifies the contract or transaction or because his or their votes are counted for that purpose, if:

           (a) the existence of the relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes and consents of the interested Directors, or

           (b) the existence of the relationship or interest is disclosed, or known to the Stockholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent, or

           (c) the contract or transaction is fair and reasonable to the Corporation at the time it is authorized by the Board, a committee, or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes, approves, or ratifies the contract or transaction.

                              ARTICLE III. OFFICERS

Section 1. Officers. The Executive Officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary, and a Treasurer, and may include one or more Executive and Senior Vice Presidents. The Executive Officers shall be elected initially by the Board of Directors at the organization meeting of Directors and, after that, at the first meeting of the Board following the annual meeting of the Stockholders each year. The Board from time to time may elect or appoint other officers (including Vice Presidents), Assistant Officers, and agent, who shall have the authority


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



and perform such duties as the Board prescribes. Each officer shall hold office until his successor is appointed and has qualified or until his earlier death, resignation, or removal from office. One person may hold any two or more offices. The failure to elect any officer shall not affect the existence of the Corporation.

Section 2. President. The President may also be the Chief Executive Officer of the Corporation. Subject to the directions of the Board of Directors, he has general and active management of the business and affairs of the Corporation, and shall preside at all meetings of the Stockholders and Board of Directors. The duties, powers and functions of the CEO and other officers shall be such as is and has been customary for such CEO and officers of the corporation. The duties powers and functions of the CEO may not be changed except at a meeting of the Stockholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise 2/3 of the voting power of the corporation on such proposal.

Section 3. Vice Presidents. The Executive Vice Presidents and Senior Vice Presidents have the powers and shall perform the duties that the Board of Directors or the President prescribes. Unless the Board otherwise provides, if the President is absent or unable to act, the Executive Vice President shall perform all the duties and may exercise all the Powers of the President. If the Executive Vice President is absent or unable to act, the Vice President who has served in the capacity for the longest time and who is present and able to act shall perform all the duties and may exercise all the powers of the Executive Vice President. Unless the Board otherwise provides, any Executive or Senior Vice President may sign bonds, deeds, and contracts for the Corporation and, with the Secretary or Assistant Secretary, may sign certificates for shares of stock of the Corporation.


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



Section 4. Secretary. The Secretary shall (a) keep the minutes of the Proceedings of the Stockholders and the Board of Directors in one or more books provided for that purpose, (b) see that all notices are duly given according to the relevant provisions of these Bylaws or as required by law, (c) maintain custody of the Corporate records and seal, attest the signatures of Officers who execute documents on behalf of the Corporation, and affix the seal to all documents that are executed on behalf of the Corporation under its seal, (d) keep a register of each Stockholder's mailing address that the Stockholder furnishes to the Secretary, (e) sign with the President or a Vice President certificates for shares of stock of the Corporation, the issuance of which has been authorized by resolution of the Board of Directors, (f) h ave general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of Secretary and such other duties as the President or the Board of Directors from time to time prescribes.

Section 5. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for all monies due and payable to the Corporation and deposit all monies in the name of the Corporation in the banks, trust companies, or other depositories selected by the Board of Directors, and (c) in general perform all the duties incident to the office of Treasurer and such other duties as the President or the Board of Directors from time to time assigns to him. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors determines.

Section 6. Removal of Officers. An Officer or agent elected or appointed by the Board of Directors may be removed by the Board or the Chief Executive Officer whenever in the judgement of either, his removal would serve the best interests of the Corporation. Removal shall be without prejudice


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



to any contract rights of the person removed. The mere appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights. The Board of Directors may fill a vacancy in any office.

Section 7. Salaries. The Board of Directors from time to time shall fix the salaries of the Officer, and no Officer shall be prevented from receiving a salary merely because he is also a Director of the Corporation.

                           ARTICLE IV. INDEMNIFICATION

Any person, or his heirs or personal representative who is made or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he or his testator or intestate is or was a Director, officer, employee, or agent of this Corporation or serves or served any other Corporation or enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, and this Corporation may advance his related expenses to the full extent permitted by law. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person or his heirs, or personal representative may be entitled. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all Directors, Officers, or employees.

                          ARTICLE V. STOCK CERTIFICATES

Section 1. Issuance. Every Stockholder of this Corporation is entitled to have a certificate, evidencing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.


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




Section 2. Form. Certificates evidencing shares in this Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile of the seal. The signatures of the foregoing Officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation or an employee of the Corporation. If, before the certificate is issued, any office holder who signed or whose facsimile signature has been placed on the certificate ceases to hold that office, the certificate may be issued and will be as effective as if that person were an officer at the date of issuance. Every certificate evidencing shares that are restricted as to the sale, disposition, or other transfer shall (a) bear a legend stating that those shares are restricted as to transfer and (b) the circumstances under which the shares may be transferred. Every certificate evidencing shares shall state on its face (a) the name of the Corporation, (b) that the Corporation is organized under the laws of Florida, (c) the name of the person or persons to whom the shares are issued, (d) the number and class of shares, (e) the designation of the series, if any, that the certificate evidences, and (f) the par value of each share evidenced by the certificate or a statement that the shares have no par value.

Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate in the place of any certificate previously issued if the holder of record of the Corporation (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken, (b) requests the issuance of a new certificate before the Corporation has notice the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim,
(c) if requested by the Corporation,
gives bond in such form as the Corporation directs, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made because of the alleged loss, destruction, or theft of a certificate, and
(d) satisfies any other reasonable requirements imposed by the Corporation.

                          ARTICLE VI. BOOKS AND RECORDS

Section 1. Records Required. This Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its Stockholders, Board of Directors, and committees of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders, and the number, class and series, if any, of the shares held by each.

Section 2. Form. The Corporation's books, records, and minutes may be written or kept in any other form capable of being converted into writing within a reasonable time.

Section 3. Inspection. Upon written demand, stating his purpose, any person who has been a holder of record of either shares or voting trust certificates representing shares of this Corporation for at least six months immediately preceding his demand and who is the holder of record of shares, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of this Corporation may examine, in person or by agent or attorney, at any reasonable time for any proper purpose, its relevant minutes, books and records of accounts, and records of Stockholders and make extracts from them. This right of inspection does not extend to any person who is not acting in good faith or for a proper purpose in making his demand or who, within two years has (a) sold or offered for sale any list of Stockholders or holders of voting trust certificates for shares of this or any other Corporation, (b) aided or abetted any person in obtaining a list of

Stockholders or holders of voting trust certificates for that purpose, or (c) improperly used any information secured through any prior examination of the minutes, books and records of account, or record of Stockholders or holders of voting trust certificates for shares of this or any other Corporation.

Section 4. Financial Reports. Unless modified by resolution of the Stockholders, not later than four months after the close of each fiscal year, which is July 1 through June 30th, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of its operation during its fiscal year. These balance sheets ,and profit and loss statements shall be (a) filed in the registered office of the Corporation in Florida, (b) kept for at least five years, and (c) subject to inspection during business hours by any Stockholder or holder of voting trust certificates, in person or by agent. The Corporation shall mail a copy of the most recent balance sheet and profit and loss statement to any Stockholder or holder of voting trust certificates for shares of the Corporation, upon his written request.

                             ARTICLE VII. DIVIDENDS

The Board of Directors from time to time may declare, and the Corporation may pay, dividends on the Corporation's outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE VIII. SEAL

The Corporate seal shall have the name of the Corporation and the word "seal" inscribed on it, and may be a facsimile, engraved, printed, or impression seal.


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


                              ARTICLE IX. AMENDMENT

These Bylaws may be repealed or amended, and additional Bylaws may be adopted, by a majority vote of the Board of Directors, all in accordance and conformity with the Articles of Incorporation, and if any Bylaw is found to be in conflict with the Articles of Incorporation then the Articles of Incorporation shall prevail.




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